Exhibit 5


Ladies and Gentlemen
Page 1
January 19, 1999
                                THE CARLYLE GROUP
                          1001 Pennsylvania Ave., N.W.
                           Washington, D.C. 20004-2505
                                 (202) 347-2626
                              (202) 347-1818 (Fax)

                                  July 29, 1997


Cooley Godward Castro Huddleson & Tatum
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306-2155

Ladies and Gentlemen:

Reference is made to the Escrow Agreement, dated June 17, 1996, by and between Marcel van Heesewijk ("Heesewijk"), Mattheus Wegbrans ("Wegbrans"), the Persons listed as "Purchasers" on the signature pages thereto (the "Purchasers"), and yourself, pursuant to which the certificates representing Four Million Three Hundred Sixty-Eight Thousand Nine Hundred Thirty-Seven (4,368,937) shares of the common stock of QCS Corporation ("QCS") were deposited with you to constitute the Escrowed Shares (as such term is defined in the Escrow Agreement) in accordance with the Escrow Agreement.

Pursuant to Section 4 of the Escrow Agreement, we hereby instruct you to immediately deliver and remit to Carlyle QCS Partners, L.P. the certificates representing One Million Four Hundred Fifty-Six Thousand Three Hundred Eleven (1,456,311) Escrowed Shares, which constitute the number of Escrowed Shares that Carlyle QCS Partners, L.P. is entitled to receive pursuant to Section 2 of the Founders Agreement.

                                          Sincerely yours,

                                          CARLYLE QCS PARTNERS, L.P.



                                          By:     /s/ David M. Rubenstein
                                              -------------------------------
                                          Name:
                                                -----------------------------
                                          Title:
                                                 ----------------------------

cc:  James R. Doty, Esq.